EXHIBIT 99.2

3D MAKERJET, INC

(Formerly)

AMERICAN BUSINESS CHANGE AGENTS, INC.

PROFORMA CONSOLIDATED BALANCE SHEET

AS OF JULY 31ST, 2014

(UNAUDITED)

	3D MAKERJET, INC. (USA)	3D MAKERJET, LTD (ASIA)	COMBINED	PROFORMA ADJ	ADJ PROFORMA TOTALS
ASSETS	$	$	$	$	$
CURRENT ASSETS
Cash	19,923	−	19,923	−	19,923
Inventory	62,000	−	62,000	−	62,000
Due From Related Party	−	62,000	62,000	(62,000)	−
TOTAL CURRENT ASSETS	81,923	62,000	143,923	(62,000)	81,923
Property and equipment, net of accumulated depreciation of $3,370	23,963	−	23,963	−	23,963
Lease security deposit and other asset	7,234	−	7,234	−	7,234
TOTAL ASSETS	113,120	62,000	175,120	(62,000.00)	113,120

LIABILITIES AND STOCKHOLDERS DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued liabilities	54,751	1,216	55,967	−	55,967
Convertible notes payable, net of discount of $223,435, $0 and $0, respectively	15,743	−	15,743	−	15,743
Convertible note payable, net of discount of $55,378	−	6,622	6,622	−	6,622
Loan Payable	−	−	−	−	−
Due To Related Parties	62,000	−	62,000	(62,000)	−
TOTAL LIABILITIES	132,494	7,838	140,332	(62,000.00)	78,332

Members Capital	−	54,162	54,162	−	54,162

STOCKHOLDERS DEFICIT
Preferred stock; $0.001 par value; 10,000,000 shares authorized; none issued or outstanding	−	−	−	−	−
Common stock $0.001 par value; 300,000,000 shares authorized; 10,200,000 and 10,200,000 shares issued and outstanding at July 31, 2014 and January 31, 2014 and 2013	10,200	−	10,200	−	10,200
Additional paid in capital	280,285	−	280,285	−	280,285
Accumulated Deficit	(309,859)	−	(309,859)	−	(309,859)
TOTAL STOCKHOLDERS DEFICIT	(19,374)	−	(19,374)	−	(19,374)
TOTAL LIABILITIES, MEMBERS CAPITAL AND STOCKHOLDERS DEFICIT	113,120	62,000	175,120	−	175,120

3D MAKERJET, INC

(Formerly)

AMERICAN BUSINESS CHANGE AGENTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

AS OF JULY 31ST, 2014

(UNAUDITED)

	3D MAKERJET, INC. (USA)	3D MAKERJET, LTD (ASIA)	COMBINED	PROFORMA ADJ	ADJ PROFORMA TOTALS
REVENUE	$	$	$	$	$
COST OF GOODS SOLD	−	−	−	−	−
OPERATING EXPENSES
Professional fees	−	−	−	−	−
General and Administrative	212,546	403	212,949	−	212,949
Compensation	12,200	1,039	13,239	−	13,239
TOTAL OPERATING EXPENSES	224,746	1,442	226,188	−	226,188
LOSS FROM OPERATIONS	(224,746)	(1,442)	(226,188)	−	(226,188)
OTHER INCOME:
Gain on foregiveness of debt	48,287	−	48,287	−	48,287
Interest Expense	(18,949)	(7,685)	(26,634)	−	(26,634)
TOTAL OTHER INCOME (EXPENSE)	29,338	(7,685)	21,653	−	21,653
PROVISION FOR INCOME TAXES	−	−	−	−	−
NET INCOME (LOSS)	(195,408)	(9,127)	(204,535)	−	(204,535)

NET LOSS PER SHARE: BASIC AND DILUTED	(0.02)	−	(0.02)	−	(0.02)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	10,200,000	−	10,200,000	−	10,200,000

3D MAKERJET, INC

(Formerly)

AMERICAN BUSINESS CHANGE AGENTS, INC.

PROFORMA STATEMENT OF CASHFLOWS

AS OF JULY 31ST, 2014

(UNAUDITED)

	3D MAKERJET,	3D MAKERJET,		PROFORMA	ADJ PROFORMA
CASH FLOWS FROM OPERATING ACTIVITIES	INC. (USA) $	LTD (ASIA) $	COMBINED $	ADJ $	TOTALS $
Net loss	(195,408)	(9,127)	(204,535)	−	(204,535)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of Debt Discount	15,743	6,622	22,365	−	22,365
Gain on Foregoveness of Debt	(48,287)	−	(48,287)	−	(48,287)
Depreciation and Amortization	3,370	−	3,370	−	3,370
Stock Based Compensation	−	1,289	1,289	−	1,289
Changes in operating assets and liabilities:
Inventory	(62,000)	−	(62,000)	−	(62,000)
Lease security deposit and other current assets	(7,234)	−	(7,234)	−	(7,234)
Accounts Payable and Accrues Liabilities	39,892	1,216	41,108	−	41,108
NET CASH USED IN OPERATING ACTIVITIES	(253,924)	−	(253,924)	−	(253,924)
INVESTING ACTIVITIES
Purchase of property and equipment	(27,333)	−	(27,333)	−	(27,333)
NET CASH USED IN INVESTING ACTIVITIES	(27,333)	−	(27,333)	−	(27,333)
FINANCING ACTIVITIES
Advances to Related Party	−	(62,000)	(62,000)	62,000	−
Proceeds from Related Party	62,000	−	62,000	(62,000)	−
Proceeds from Convertible Debt	239,178	62,000	301,178	−	301,178
NET CASH PROVIDED BY FINANCING ACTIVITIES	301,178	−	301,178	−	301,178

NET INCREASE (DECREASE) IN CASH	19,921	−	19,921	−	19,921
Cash at Beginning of Period	−	−	−	−	−
CASH AT END OF PERIOD	19,921	−	19,921	−	19,921

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest Paid	−	−	−	−	−
Income Taxes Paid	−	−	−	−	−

NON CASH FINANCING TRANSACTIONS:
Issuance of shares to settle accrued expenses	−	−	−	−	−
Issuance of convertible debt to settle accrued expenses	−	−	−	−	−
Increase in additional paid-in capital due to forgiveness of loan payable to company president	30,307	−	30,307	−	30,307
Discount on convertible promissory notes due to beneficial conversion feature	239,178	62,000	301,178	−	301,178

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